                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 12-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 104,000
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $86,000,000 sales price that is to be paid to Cable TV Fund 12-A, Ltd. in connection with the transaction that is the subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of the transaction to the Registrant:
        $86,000,000
    (5) Total fee paid: $17,200

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                        [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 12-A, LTD.

To the Limited Partners of Cable TV Fund 12-A, Ltd.:

  A special vote of the limited partners of Cable TV Fund 12-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to TCI Communications, Inc. or one of its affiliates, of the cable television system serving the villages of Orland Park, Grayslake, Libertyville, Mundelein, Wauconda and Park Forest and certain unincorporated areas of the counties of Lake, Will and Cook, all in the State of Illinois (the "Systems") owned by the Partnership for $86,000,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Systems and if the transaction is closed, the Partnership will repay all of its indebtedness (including $20,925,000 borrowed under its term loan and capital lease obligations of $76,821), pay a brokerage fee totaling $2,150,000 (representing
2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of Jones Intercable, Inc., for acting as a broker in this transaction, settle working capital adjustments, deposit $2,604,000 into an indemnity escrow account and then distribute the approximate $63,282,500 of net sale proceeds to the partners of record as of the closing date of the sale of the Systems. Because the distribution made in August 1998 to the limited partners on the July 1998 sale of the Partnership's Fort Myers, Florida cable system returned to limited partners more than 100 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Systems will be allocated 75 percent to the limited partners ($47,461,875) and 25 percent to the General Partner ($15,820,625). The $47,461,875 distribution to the limited partners will give the limited partners a return of $456 for each $500 limited partnership interest, or $912 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  On July 15, 1998, the Partnership sold its Fort Myers, Florida cable system to an unaffiliated cable television system operator for a sales price of $110,000,000, subject to customary closing adjustments. From the proceeds of the sale of the Fort Myers, Florida system, the Partnership paid a brokerage fee totaling $2,750,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd. for acting as a broker in the transaction, settled working capital adjustments and distributed, in August 1998, the remaining net sale proceeds of $106,854,400 to its partners of record as of July 15, 1998. Pursuant to the terms of the Partnership's limited partnership agreement (the "Partnership Agreement"), from the net sale proceeds the Partnership returned to the limited partners the capital they initially contributed to the Partnership ($52,000,000), and the remainder was allocated 75 percent to the limited partners ($41,140,800) and 25 percent to the General Partner ($13,713,600). The $93,140,800 distribution to limited partners from the net proceeds of the sale of the Fort Myers, Florida cable system represented $895 for each $500 limited partnership interest, or $1,790 for each $1,000 invested in the Partnership.

  Taking into account the distribution to limited partners from the sale of the Fort Myers, Florida system and the anticipated distribution to limited partners from the sale of the Systems (excluding escrowed proceeds), Jones Intercable, Inc. expects that the Partnership's limited partners will have received a total return of $1,351 for each $500 limited partnership interest, or $2,702 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved.

  It is anticipated that there will be no further distributions to the limited partners other than from any amounts remaining after November 15, 1999 in the indemnity escrow account. After the closing of the sale of the Systems and the distribution of the net sale proceeds therefrom, including the amounts, if any, remaining after November 15, 1999 in the indemnity escrow account, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999.

  Only limited partners of record at the close of business on August 31, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Systems are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Systems be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Systems. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Systems, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          /s/ELIZABETH M. STEELE

                                          Elizabeth M. Steele
                                          Secretary

Dated: September 15, 1998

                        [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112


                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                          OF CABLE TV FUND 12-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 12-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the cable television system serving the villages of Orland Park, Grayslake, Libertyville, Mundelein, Wauconda and Park Forest and certain unincorporated areas of the counties of Lake, Will and Cook, all in the State of Illinois (the "Systems") owned by the Partnership for $86,000,000 in cash, subject to normal working capital closing adjustments, to TCI Communications, Inc. or one of its affiliates ("TCI"). TCI is not an affiliate of the Partnership or of the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is October 30, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by October 30, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of August 31, 1998, the Partnership had 104,000 limited partnership interests outstanding, held by approximately 6,775 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Smithtown Bay, LLC and Madison Partnership Liquidity Investors XIII, LLC, two firms unaffiliated with the Partnership, the General Partner and each other, have conducted tender offers for interests in the Partnership. As of August 31, 1998, Smithtown Bay, LLC and its affiliates owned 5,013 limited partnership interests, or 4.8 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors XIII, LLC and its affiliates owned 5,095 limited partnership interests, or 4.9 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all limited partners who vote on the sale of the Systems. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 50 limited partnership interests. The limited partnership interests owned by the General Partner will be voted in favor of the sale of the Systems to TCI. The officers and directors of the General Partner do not own any limited partnership interests. Only limited partners of record at the close of business on August 31, 1998 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Systems, the Partnership will repay all of its indebtedness (including $20,925,000 borrowed under its term loan and capital lease obligations of $76,821), pay a brokerage fee totaling $2,150,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments, deposit $2,604,000 into an indemnity escrow account and then distribute the approximate $63,282,500 of net sale proceeds to its partners of record as of the closing date of the sale of the Systems. Because the distribution made in August 1998 to the limited partners on the July 1998 sale of the Partnership's Fort Myers, Florida cable system (the "Fort Myers System") returned to the limited partners more than 100 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Systems will be allocated 75 percent to the limited partners ($47,461,875) and 25 percent to the General Partner ($15,820,625). As a result of the Systems' sale, the limited partners of the Partnership will receive a $47,461,875 distribution, or $456 for each $500 limited partnership interest, or $912 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  As a result of the sale of the Fort Myers System in July 1998, the limited partners of the Partnership received, in August 1998, a $93,140,800 distribution, or $895 for each $500 limited partnership interest, or $1,790 for each $1,000 invested in the Partnership. Taking into account the distribution to limited partners from the sale of the Fort Myers System and the anticipated distribution to limited partners from the sale of the Systems (excluding escrowed proceeds), the General Partner expects that the Partnership's limited partners will have received a total return of $1,351 for each $500 limited partnership interest, or $2,702 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved. It is anticipated that there will be no further distributions to the limited partners other than from any amounts remaining after November 15, 1999 in the indemnity escrow account. Limited partners should note that there are certain federal income tax consequences of the proposed transaction. See "Federal Income Tax Consequences."

  The Partnership's only assets are the Systems. After the sale of the Systems and after the termination of the indemnity escrow period on November 15, 1999, the Partnership will be liquidated and dissolved. The Partnership will cease to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Partnership is liquidated and dissolved, most likely before the end of 1999.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Systems be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Systems. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Systems, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner approved the proposed sale of the Systems and the General Partner therefore recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is September 15, 1998.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of five to seven years.

  The Partnership was formed in February 1985 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Sales of limited partnership interests in the Partnership commenced on January 7, 1985 and closed on May 31, 1985. The Partnership raised gross offering proceeds of $52,000,000. The Partnership acquired the Systems on May 31, 1985.

  Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold, and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 12 Limited Partnership Program prospectus and in the accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the mid 1990s for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Systems until market conditions improved and, as a result, the Systems have been held by the Partnership for over 13 years.

  The purpose of the sale of the Systems, from the Partnership's perspective, is to attain the Partnership's primary investment objective with respect to the Systems, i.e., to convert the Partnership's capital appreciation in the Systems to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Partnership, pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the remaining sale proceeds will be distributed to the partners of the Partnership of record as of the closing date of the sale of the Systems in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Systems is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Systems.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive amounts equal to 100 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. Because the limited partners of the Partnership already have received distributions in an amount in excess of 100 percent of their initial capital contributions, the sharing arrangement between the limited partners and the General Partner already has been triggered. The limited partners, as a group, will receive $47,461,875 of the Systems' net sale proceeds and the General Partner will receive $15,820,625 of the Systems' net sale proceeds. This distribution to limited partners will provide the limited partners with a return of $456 for each $500 limited partnership interest, or $912 for each $1,000 invested in the Partnership.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Systems are the Partnership's sole remaining assets, the proposed sale of the Systems to TCI is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated as of July 10, 1998 (the "Asset Purchase Agreement") by and between the Partnership and TCI, the Partnership has agreed to sell the Systems to TCI for a sales price of $86,000,000, subject to customary working capital closing adjustments. TCI is a Delaware corporation headquartered at 5619 DTC Parkway, Englewood, Colorado 80111. TCI is not an affiliate of the Partnership or of the General Partner. The Partnership has been informed that TCI intends to finance its acquisition of the Systems through cash on hand and borrowings.

THE CLOSING

  The closing of the sale of the Systems is scheduled to occur during the fourth quarter of 1998. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Systems to TCI, there can be no assurance that the proposed sale will occur. See "Proposed Sale of Assets, Conditions to Closing" for a description of the material consents necessary for the transfer of the Systems to TCI.

THE SYSTEMS

  The assets to be acquired by TCI consist primarily of the tangible and intangible assets of the Systems. The Systems were purchased by the Partnership in May 1985 for an aggregate purchase price of approximately $22,400,000. The Systems were acquired in several transactions.

  The portion of the Systems serving the communities of Libertyville, Mundelein, Wauconda, Grayslake and Orland Park, Illinois and a cable television system serving the village of Maywood, Illinois were acquired in May 1985 from the General Partner for a purchase price of $17,400,000, the purchase price that the General Partner paid an unaffiliated third party to acquire these systems for the Partnership's account in December 1984, and the Partnership reimbursed the General Partner for the costs incurred by the General Partner for capital expenditures made by the General Partner during the period that it held these systems for the Partnership's account and the amount of operating and interest expenses in excess of operating receipts incurred by the General

Partner from the date of its acquisition of these systems for the Partnership's account in December 1984 through the end of May 1985, when these systems were transferred to the Partnership. The Partnership also paid an acquisition fee of $781,000 (representing 4.5 percent of the purchase price) to The Jones Group, Ltd. as compensation to it for acting as the broker in the transaction. At acquisition in May 1985, these systems served approximately 16,500 basic equivalent subscribers and had 28,400 premium units using 343 miles of cable plant passing approximately 28,500 homes.

  Also in May 1985, the Partnership acquired the portion of the Systems serving Park Forest, Illinois directly from an unaffiliated third party for a purchase price of $5,000,000. The Partnership paid an acquisition fee of $225,000 (representing 4.5 percent of the purchase price) to The Jones Group, Ltd. as compensation to it for acting as the broker in this transaction. At acquisition in May 1985, the Park Forest, Illinois system served approximately 4,700 basic subscribers using 79 miles of cable plant passing approximately 8,740 homes.

  In 1987, the Partnership sold the cable television system serving the village of Maywood, Illinois to an unaffiliated third party for a sales price of $4,400,000, subject to customary closing adjustments. The Jones Group, Ltd. received a brokerage fee of $110,000 (representing 2.5 percent of the sales price) for acting as broker and financial advisor in this transaction. The proceeds of the sale of the Maywood, Illinois system were used to reduce Partnership debt.

  The Systems currently are operated from three headends, with approximately 82 percent of the Systems at 400 MHz, 15 percent of the Systems at 450 MHz and the remaining 3 percent of the Systems at 550 MHz. The Systems have a total of 726 miles of cable plant (with 425 miles underground and 301 miles aerial) passing approximately 60,000 homes. At closing, the Systems are expected to have approximately 44,000 basic equivalent subscribers and 27,000 premium units. The Systems' basic penetration rate at closing is expected to be 72 percent. The Systems had annual revenues in 1997 of $17,752,000 and annual cash flow of $7,332,000. The Systems are projected to have annual revenues in 1998 of $19,212,000 and annual cash flow of $7,746,000. The $86,000,000 sale price therefore represents 11.7 times 1997 cash flow and 11.1 times projected 1998 cash flow, and it also represents a sales price of $1,955 per subscriber. The most recent independent appraisal of the Systems' fair market value, which was completed at the direction of the General Partner in July 1997, valued the Systems at $71,155,000. The proposed sales price of $86,000,000 therefore represents a significant premium over this most recent independent fair market value appraisal.

  TCI will purchase all of the tangible assets of the Systems that are leased or owned by the Partnership and used in the operation of the Systems, including the Systems' real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. TCI also will acquire certain of the intangible assets of the Systems, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the Systems. Also included in the sale are the subscriber accounts receivable of the Systems and all of the Systems' records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the Systems' assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Systems is $86,000,000. The Asset Purchase Agreement provides for closing adjustments that may increase or reduce the sales price by a non-material amount.

  Adjustments on a pro rata basis as of the closing date will be made for all prepaid expenses (to the extent the full benefit thereof will be realized by TCI within twelve months after the closing date), accrued expenses (including real and personal property taxes and the economic value of all accrued vacation time permitted by TCI's policies to be taken after the closing date by the employees of the Systems hired by TCI), prepaid income, subscriber prepayments and accounts receivable related to the Systems, all as determined in accordance with GAAP consistently applied and to reflect the principle that all expenses and income attributable to the Systems for the period prior to the closing date are for the account of the Partnership and all expenses and income attributable to the Systems for the period on and after the closing date are for the account of TCI.

  The Partnership will receive no credit for any accounts receivable resulting from (a) cable service sales any portion of which is 60 days or more past due as of the closing date if the past due amount is greater than $5.00, (b) subscribers whose accounts are inactive or whose services are pending disconnection for any reason as of the closing date or (c) advertising sales any portion of which is 120 days or more past due as of the closing date. TCI's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, the Partnership as of the closing date, relating to the Systems, including advance payments and deposits by subscribers served by the Systems for converters, encoders, decoders, cable television service and related sales, and the liability therefore will be assumed by TCI.

  If the number of basic equivalent subscribers delivered to TCI at closing is less than 44,000, the sales price will be reduced by an amount equal to $1,955 multiplied by the number by which the number of basic equivalent subscribers is less than 44,000. The Partnership will not have an obligation to close the sale if the sales price would be reduced pursuant to this adjustment by an amount greater than $4,398,750. TCI will not have an obligation to close if the number of basic equivalent subscribers at closing is less than 41,750.

  The General Partner believes that these closing adjustments will neither increase nor decrease the sales price by a material amount. Please see the Notes to Unaudited Pro Forma Consolidated Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO THE CLOSING OF THE SALE

  The obligations of both the Partnership and TCI to consummate the closing are subject to the satisfaction or waiver of the following conditions: (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the transactions contemplated by the Asset Purchase Agreement shall have expired or been terminated; (b) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Asset Purchase Agreement by any governmental authority that would (i) prohibit TCI's ownership or operation of all or a material portion of the Systems, their business or their assets, (ii) compel TCI to dispose of or hold separate all or a material portion of the Systems, their business or their assets as a result of any of the transactions contemplated by the Asset Purchase Agreement, (iii) if determined adversely to TCI's interest, materially impair the ability of TCI to realize the benefits of the transactions contemplated by the Asset Purchase Agreement or have a material adverse effect on the right of TCI to exercise full rights of ownership of the Systems or (iv) prevent or make illegal the consummation of any of the transactions contemplated by the Asset Purchase Agreement; and (c) the holders of a majority of the limited partnership interests of the Partnership shall have voted to approve the Partnership's sale of the Systems to TCI.

  The obligation of TCI to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of the Partnership in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made at and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) the Partnership has performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by the Partnership at or before the closing; (c) the Partnership has delivered to TCI a bill of sale, a special warranty deed related to the Systems' real estate, an assignment and assumption of contracts, assignments of leases, a guarantee signed by the General Partner, motor vehicle title certificates and such other transfer instruments as TCI may deem necessary or advisable to transfer the assets of the Systems to TCI and to perfect TCI's rights in such assets, a legal opinion of the General Partner's general counsel, evidence satisfactory to TCI that all encumbrances affecting any of the Systems' assets have been terminated and released, title insurance commitments, the indemnity escrow agreement and such other closing agreements as TCI may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; (d) the Partnership has delivered to TCI evidence, in form and substance satisfactory to TCI, that all of the required consents to the transaction, including without limitation, all consents of franchising authorities, have been obtained or given (or deemed to have been given) and are in full force and effect; (e) the environmental reports prepared by the Partnership and delivered to TCI and any other environmental audits or assessments conducted with respect to the Systems' assets do not indicate the existence of any conditions that could reasonably be expected to give rise to any material risk of liability; (f) there has not been any material adverse change in the business or the assets of the Systems since the date of the Asset Purchase Agreement other than any material adverse change caused by or arising from other multiple channel distribution services or any material adverse change affecting the United States cable television industry as a whole, including any change arising from legislation, litigation, rulemaking, regulation or competition; (g) as of the closing date the Systems have no fewer than 41,750 basic equivalent subscribers; (h) each cable television franchise of the Systems has a term expiring no earlier than March 31, 2001; and (i) the closing of TCI's sale of certain systems in a separate transaction to permit TCI to accomplish a like-kind exchange under Section 1031 of the Internal Revenue Code shall have occurred; provided, however, if this last condition shall not have occurred on or before the day that is nine months after the date of the Asset Purchase Agreement, this condition shall no longer be a condition to the obligations of TCI to consummate the transactions contemplated by the Asset Purchase Agreement. To the extent that the Partnership must obtain an extension or renewal of any cable television franchise to meet the condition that all of the cable television franchises have a term expiring no earlier than March 31, 2001, any such extension or renewal shall be on terms and conditions reasonably satisfactory to TCI and the Partnership evaluated in the context of extensions or renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration, and the Partnership and TCI will allocate the costs associated with obtaining such extensions or renewals between them.

  The obligation of the Partnership to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of TCI contained in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made on and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) TCI has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by TCI at or before the closing; (c) TCI has delivered to the Partnership the purchase price for the Systems, a bill of sale, an assignment and assumption of contracts, a legal opinion of TCI's counsel, the indemnity escrow agreement and such other documents as the Partnership may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; and (d) as of the closing date, either the Systems shall have no fewer than 41,750 basic equivalent subscribers or TCI shall agree to limit the sales price reduction due to a basic equivalent subscriber shortfall to $4,398,750.

GUARANTEE AND COVENANTS TO TCI

  In order to induce TCI to enter into the Asset Purchase Agreement, the General Partner will execute and deliver to TCI a guarantee by which the General Partner will guarantee all of the liabilities and obligations of the Partnership to TCI under the Asset Purchase Agreement. TCI informed the General Partner that it would be unwilling to enter into the Asset Purchase Agreement without having received the General Partner's guarantee. The General Partner received no payment from the Partnership in return for giving this guarantee.

  The parties have agreed that neither the Partnership, nor the General Partner, nor any of their respective affiliates, nor any of their respective representatives or agents shall, directly or indirectly, solicit or initiate discussions or negotiations with or provide any information to, any entity concerning the sale of the Systems so long as the Asset Purchase Agreement is in effect. The General Partner agreed with TCI that the General Partner would prepare and, as soon as practicable, and in any event within 30 days after the date of the Asset Purchase Agreement, file with the Securities and Exchange Commission a preliminary proxy statement comprising preliminary proxy materials of the Partnership under the Exchange Act with respect to the transactions contemplated by the Asset Purchase Agreement.

  In addition, the Partnership has agreed with TCI that the Partnership will perform certain customary covenants, including the following covenants: (a) the Partnership has agreed to give TCI and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all of the premises and books and records of the business and assets of the Systems and to the Systems' personnel and the Partnership has agreed to furnish to TCI and its representatives all documents, financial information and other information regarding the business and assets of the Systems as TCI may reasonably request; (b) the Partnership has agreed to conduct the business and operations of the Systems in the usual, regular and ordinary course consistent with past practices and in material compliance with the Systems' 1998 operating and capital budgets; (c) the Partnership has agreed to maintain the assets of the Systems in good repair, order and condition and to maintain equipment and inventory at historical levels consistent with past practices (and will have at least a 30-day supply of inventory on hand for the Systems at closing) and to maintain in full force and effect insurance policies with respect to the Systems in such amounts and with respect to such risks as is customarily maintained by operators of cable television systems of the size and geographic location as the Systems and to continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those procedures in effect on the date of the Asset Purchase Agreement; (d) the Partnership has agreed that without the prior approval of TCI, the Partnership will not (i) change the rates charged for its cable television services or add, delete, re-tier or repackage any programming services except to the extent required by law, (ii) make any cost of service elections with respect to the Systems, (iii) sell, transfer or assign any portion of the assets other than sales in the ordinary course of business or permit the creation of any encumbrance on any asset of the Systems other than an encumbrance that will be released at or prior to closing, (iv) modify in any material respect, terminate, suspend or abrogate any governmental permits or any other contract or agreement with respect to the Systems, (v) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Systems involving an expenditure in excess of $40,000 under a single contract or commitment, or $80,000 in the aggregate under all such contracts and commitments, other than contracts or commitments that are cancelable on 30 days' notice or less without penalty, (vi) take or omit to take any action that would result in any of its representations or warranties in the Asset Purchase Agreement or in any related document not being true and correct when made or as of the closing date, (vii) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices other than marketing and/or installation practices that are reasonably necessary to match offers being made by any competitor of the Systems or
(viii) enter into any agreement with or commitment to any competitive access providers with respect to the Systems; (e) the Partnership has agreed with TCI that it will duly and timely file a valid notice of renewal with the appropriate governmental authorities with respect to all cable television franchises of the Systems that will expire within 36 months after any date between the date of the Asset Purchase Agreement and the closing date; (f) the Partnership has agreed to pay the remaining balances on any leases for vehicles or capital leases on equipment to be included in the equipment to be delivered at closing and the Partnership has agreed to deliver title to such vehicles and equipment free and clear of all encumbrances to TCI at the closing; (g) the Partnership has agreed that it will use commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all consents, authorizations and approvals required to be obtained by the Partnership in connection with the sale of the Systems to TCI, in form and substance reasonably satisfactory to TCI, and the Partnership has agreed to deliver to TCI copies of such consents, authorizations and approvals promptly after they are obtained by the Partnership; (h) the Partnership has agreed to work with TCI to deliver, no later than 30 days after the date of the Asset Purchase Agreement, to the appropriate governmental authority requests for the necessary consents to transfer the Systems' governmental permits to operate the cable television systems; (i) the Partnership has agreed that it will use commercially reasonable efforts and TCI has agreed that it will cooperate with and assist the Partnership in all reasonable respects (including attendance at meetings and hearings before local franchising authorities) to have the cable television franchises of the Systems extended or renewed so that they expire no earlier than March 31, 2001, on terms and conditions reasonably satisfactory to TCI and the Partnership, which terms and conditions shall be evaluated by TCI and the Partnership in the context of extensions and renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration and the Partnership has agreed to bear all costs required to remedy any item of noncompliance with the terms of any franchise or to meet current obligations under the terms of any franchise in connection with obtaining such extension or renewal and TCI has agreed to bear all costs associated with commitments made for capital expenditures to be made after the closing date related to obtaining an extension or renewal; (j) the Partnership has agreed that, within 60 days after the date of the Asset Purchase Agreement, it will, at its expense, obtain and deliver to TCI for each parcel of real property owned by the Partnership, an environmental site assessment report prepared by a nationally known environmental engineering firm reasonably satisfactory to TCI; and (k) the Partnership and TCI have agreed that they will cooperate with each other in order that the transactions contemplated by the Asset Purchase Agreement may be accomplished as part of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code and applicable Treasury Regulations.

INDEMNITY ESCROW

  From the closing date until November 15, 1999, $2,604,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify TCI under the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, the Partnership has agreed to indemnify and hold TCI harmless from all losses resulting from or arising out of (i) any breach of any representation or warranty made by the Partnership in the Asset Purchase Agreement or in the related documents delivered by the Partnership to TCI in connection with the closing of the sale of the Systems, (ii) any breach of any covenant, agreement or obligation of the Partnership contained in the Asset Purchase Agreement or in any of the related documents delivered by the Partnership to TCI in connection with the closing of the sale of the Systems,
(iii) any act or omission of the Partnership with respect to, or any event or circumstance related to, the ownership or operation of the Systems or the conduct of their business, which act, omission, event or circumstance occurred or existed prior to or at the closing date, without regard to whether a claim with respect to such matter is asserted before or after the closing date, (iv) any liability or obligation relating to the Systems not specifically assumed by TCI, (v) any title defect that the Partnership fails to eliminate as an exception from the title insurance commitment required to be provided to TCI at closing, (vi) any claim that the transactions contemplated by the Asset Purchase Agreement violate the Workers Adjustment Retraining and Notification Act or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a hazardous substance on or from any of the real property relating to the Systems, including the costs of removal or cleanup of such hazardous substance and other compliance with the provisions of any environmental laws (whether before or after closing) or (viii) any rate refund ordered to be made by the Systems by any governmental authority for periods prior to the closing date. In addition, the Partnership has agreed to indemnify TCI from and against all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing matters.

  The Partnership's primary exposure, if any, will arise from the representations and warranties made about the Systems in the Asset Purchase Agreement. The Partnership will not be liable for any claim for a breach of a representation or warranty unless and until the aggregate amount of all claims is at least $250,000. TCI will have the right to make claims against the indemnity escrow account and TCI must notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if TCI and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration.

  Any amounts remaining from this indemnity escrow account at the end of the escrow period and not subject to a claim by TCI will be returned to the Partnership and distributed to the partners of the Partnership. If the entire $2,604,000 escrow amount ultimately is distributed to Partnership's partners, of which there can be no assurance, the $2,604,000 would be allocated 75 percent to the limited partners ($1,953,000) and 25 percent to the General Partner ($651,000). The $1,953,000 distribution to the limited partners would represent approximately $19 for each $500 limited partnership interest, or $38 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

REASONS FOR THE TIMING OF THE SALE

  The General Partner, through The Jones Group, Ltd., a subsidiary of the General Partner, first marketed the Systems for sale in 1996. The Jones Group, Ltd. prepared information books on the Systems in June 1996 and delivered them to six unaffiliated cable television system operators that the General Partner and The Jones Group, Ltd. deemed to be the most likely potential buyers of the Systems. One of the prospective purchasers was TCI. The Jones Group, Ltd. communicated to each of the recipients of the information books that due diligence visits could be scheduled in August or September 1996 and that bids for the Systems would be accepted and were due by October 15, 1996. Of the prospective purchasers, only TCI made a due diligence visit to the Systems, which visit occurred in August 1996. The October 15, 1996 deadline passed, however, without a bid from any of the parties, including TCI.

  During 1996, Ameritech, the regional telephone service provider in Illinois and neighboring states, began construction of cable television systems in certain communities in the vicinity of the Systems, including in certain communities with cable television systems managed by affiliates of the General Partner. The threat of competition from Ameritech in the communities served by the Systems was a major factor in the lack of interest in the Systems by other cable television system operators. During the remainder of 1996 and throughout 1997, The Jones Group, Ltd. continued to attempt to stimulate potential buyers' interest in the Systems. During most of this period, however, the cable television industry was facing developing competition from direct broadcast satellite providers, and Wall Street investors generally were bearish on the industry. The continuing threat of competition from Ameritech made the market for cable television properties in the Chicago metropolitan area very soft. Throughout this period, Ameritech continued to acquire cable franchises in suburban Chicago communities and it began constructing 750 MHz cable systems in certain of those communities.

  In November 1997, The Jones Group, Ltd. began a second serious dialogue with TCI about the Systems. Through the end of 1997 and the first quarter of 1998, The Jones Group, Ltd. provided TCI with additional information about the Systems, including information specifically requested by TCI to enable it to evaluate the Systems. By that time, TCI had agreed in principle to acquire the other major cable television systems in the Chicago area that it did not already own, making the Chicago area a more attractive potential acquisition market for TCI and diminishing the onus of the potential Ameritech competition. In February 1998, The Jones Group, Ltd. provided information about the Systems to three other potential purchasers of the Systems. While these three companies indicated an interest in an investment in the suburban Chicago cable system market, they expressed serious reservations about acquiring the Systems due to the potential Ameritech competition. One of these three potential purchasers made a verbal offer to the General Partner to purchase all of the Chicago-area systems operated by the General Partner for $400,000,000. Because this bidder did not make an offer for such Chicago-area systems individually, the General Partner does not know what this potential purchaser would have offered for the Systems themselves. Because this offer was lower than the cumulative offer being negotiated with TCI, The Jones Group, Ltd. did not pursue it.

  TCI made its initial formal bid for all of the Chicago-area systems managed by the General Partner on March 3, 1998. TCI offered to purchase the Systems for $80,000,000 conditioned upon the Systems having 42,000 basic equivalent subscribers at closing. This offer equated to a sales price of $1,905 per subscriber and represented 10.9 times 1997 cash flow and 10.3 times 1998 budgeted cash flow. The Jones Group, Ltd. presented this offer to the General Partner on March 11, 1998. While the General Partner concluded that this offer was not unreasonable, it instructed The Jones Group, Ltd. to attempt to negotiate a better price for the Systems. After a series of further negotiations, TCI made a revised offer for the Systems on April 8, 1998, increasing its bid to $86,000,000 conditioned on the Systems having 44,000 basic equivalent subscribers at closing. The revised offer for the Systems represented a sales price of $1,955 per subscriber and represented 11.7 times 1997 cash flow and 11.1 times 1998 budgeted cash flow. The General Partner deemed this revised offer sufficient and fair, particularly in light of the fact that the most recent independent fair market value appraisal of the Systems undertaken in July 1997 valued the Systems at only $71,155,000. The General Partner accepted the revised offer on the Partnership's behalf on April 10, 1998.

  The Partnership has a finite legal existence of 17 years, over 13 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for as long as 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Systems were acquired because, in the opinion of the General Partner at the time of the Systems' acquisition, they had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the 13 years that the Systems have been held by the Partnership, the Partnership's investment objectives with respect to the Systems have been achieved. The General Partner used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period, the prospects for future growth as compared to the potential risks, the cash on cash return to investors, the after-tax internal rate of return to limited partners and the amount of gain to be recognized on the sale of assets.

  The General Partner generally considered the benefits to the limited partners that might be derived by holding the Systems for an additional period of time. On the one hand, the General Partner assumed that the Systems probably would continue to appreciate in value and that as a result the Systems might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory, technology and/or competitive developments could cause the Systems to decline in value, which would result in a lesser sales price in the future, and the risk that, if the offer from TCI were not accepted, no other potential buyer of the Systems could be found or no other offer would be at such a fair price. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies, especially Ameritech, and/or neighboring cable companies could diminish the number of subscribers to the Systems' basic and premium services, thereby decreasing the value of the Systems. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Systems. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the Systems.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the proposed sale of the Systems and the distribution of the net proceeds therefrom are fair to all partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the General Partner considered each of the following factors, all of which had a positive effect on its fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Systems will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Systems;

    (ii) The sales price represents the fair market value of the Systems because the sales price was determined in an arm's-length negotiation between the General Partner, representing the Partnership, and TCI;

    (iii) The Partnership has held the Systems for 13 years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Partnership is engaged, including the developing threat of competition from DBS services and telephone companies, especially Ameritech, and the working capital and other financial needs of the Partnership if it were to continue to operate and upgrade the Systems, portions of which may need to be rebuilt as a condition to the renewal of certain of the Systems' cable franchises; and

    (v) The terms and conditions of the Asset Purchase Agreement by and between the Partnership and TCI, including the fact that the sales price will be paid in cash and the fact that TCI's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner negotiated the terms of the Asset Purchase Agreement and the sales price and, based on its general knowledge of cable television system transactions undertaken by cable television companies, the General Partner has concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon the consummation of the proposed sale of the Systems, the proceeds of the sale will be used to repay all indebtedness of the Partnership (including $20,925,000 borrowed under its term loan and capital lease obligations of $76,821), pay a brokerage fee totaling $2,150,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $2,604,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $63,282,500 of net sale proceeds to its partners of record as of the closing date of the sale of the Systems. Because the distribution made in August 1998 to the limited partners on the July 1998 sale of the Fort Myers System returned to the limited partners more than 100 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Systems will be allocated 75 percent to the limited partners ($47,461,875) and 25 percent to the General Partner ($15,820,625). As a result of the sale of the Systems, the limited partners of the Partnership will receive a $47,461,875 distribution. The limited partners will be subject to federal income tax on the income resulting from the sale of the Systems. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the Systems and the distribution of the net proceeds therefrom and after the termination of the indemnity escrow period on November 15, 1999, the Partnership will be liquidated and dissolved, most likely in 1999. Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Systems. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Systems on behalf of the Partnership until such time as the Systems can be sold.

  All distributions of the Partnership from the proceeds of the sale of the Systems will be made to the Partnership's limited partners of record as of the closing date of the sale of the Systems. This includes the distribution of the Partnership's portion of the net sale proceeds to be made shortly following the closing of the sale and the distribution of the amounts remaining, if any, from the indemnity escrow account to be made late in 1999. Because transferees of limited partnership interests following the closing date of the sale of the Systems would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Systems would have no economic value. The General Partner therefore has determined that, pursuant to the authority granted to it by
Section 3.5 of the Partnership Agreement, it will not approve any transfers of limited partnership interests following the closing of the sale of the Systems.

Sales of limited partnership interests pursuant to limited tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Systems.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the Fort Myers System in July 1998 and from the sale of the Systems, which is expected to close before the end of 1998. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

PROJECTED 1998 TAX RESULTS

  The July 15, 1998 sale of the Partnership's Fort Myers System resulted in estimated taxable income allocated to the limited partners of the Partnership of approximately $84,470,355 ($1,625 per $1,000 invested). The General Partner estimates that $61,033,950 ($1,174 per $1,000 invested) of this gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation expense on business assets under Internal Revenue Code ("IRC") Section 1245. The General Partner estimates that the remainder of the gain, $23,436,405 ($451 per $1,000 invested), will be treated as IRC
Section 1231 long-term capital gain.

  The proposed sale of the Systems is anticipated to generate taxable income allocated to the limited partners of approximately $56,566,976 ($1,088 per $1,000 invested). The General Partner estimates that $27,512,270 ($529 per $1,000 invested) of this gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation expense under IRC Section 1245. The General Partner estimates that the remainder of the gain, $29,054,706 ($559 per $1,000 invested), will be treated as IRC Section 1231 long-term capital gain.

  The combined 1998 limited partner allocation from the two cable system sales is estimated to be ordinary income of $88,546,220 ($1,703 per $1,000 invested) and Section 1231 long-term capital gain of $52,491,111 ($1,010 per $1,000 invested). This 1998 income may be offset by passive loss carryforwards of the limited partners. Historically, the limited partners have been allocated ordinary losses of approximately $52,806,581 ($1,015 per $1,000 invested). Although a portion of these losses were currently deductible in prior years as a result of allowances under the passive loss rules or against partnership allocable income, the General Partner anticipates that passive loss carryforwards may currently exist in the amount of $18,795,599 ($361 per $1,000 invested). This computation assumes that limited partners have not utilized their previously limited Partnership passive losses except against passive income of the Partnership. If limited partners have previously utilized Partnership passive losses against other passive income sources, their results will vary accordingly.

  Assuming the 31 percent rate applies to ordinary income and a limited partner has the maximum amount of passive loss carryforwards, the limited partner will be subject to federal income taxes of $618 per $1,000 invested in the Partnership as a result of the sales of the Fort Myers System and the Systems. The taxable income will be recognized in the year of the closings of the sales, which is expected to be 1998.

FEDERAL TAX WITHHOLDING ON FOREIGN LIMITED PARTNERS

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Fort Myers System and the Systems without consideration of loss carryforwards. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

SECONDARY MARKET PURCHASERS

  Limited partners that have recently acquired their partnership interests in the limited partnership secondary market or through tender offers will have allocable income from the two system sales in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. The new investor will not have the old investor's passive loss carryforwards or tax basis in the Partnership.

  Newer investors in the Partnership will not have the above-calculated passive loss carryforwards and will likely have a greater reportable net taxable income from the two system sales than investors who have held their partnership interests for a longer period of time. Newer investors in the Partnership also will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed below.

FEDERAL REPORTING BY TAX EXEMPT ENTITIES

  The two 1998 system sales will generate Unrelated Business Taxable Income
(UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is a variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator how this filing requirement will be fulfilled.

  The General Partner has learned that some trust administrators will file a Form 990-T without consideration of prior year loss carryforwards. If your plan administrator employs this methodology, your tax exempt plan will be subject to significant tax liabilities that would not be incurred if prior year losses were reported. Each limited partner who is a beneficiary of a tax exempt entity is advised to inquire about the reporting methodology employed by his or her trust administrator if the trust administrator is filing the Form 990-T for 1998.

PROJECTED 1999 TAX CONSEQUENCES

  As previously discussed, a portion of the proceeds from the sale of the Systems will remain in an indemnity escrow account from the closing date until November 15, 1999. At that time, the balance of the escrow account will be distributed to the partners in liquidation of the Partnership. The final capital account balance reported on the 1999 Schedule K-1 of each limited partner is anticipated to reflect a positive ending capital account balance that is projected to equal $138 per $1,000 invested. This amount represents partnership syndication costs that may be deducted on the limited partners' tax return as a long-term capital loss under IRC Section 731. The deduction of long-term capital losses may be limited depending on each partners' specific income tax situation.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                   PARTNER AND THE PURCHASER OF THE SYSTEMS

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of TCI are located at 5619 DTC Parkway, Englewood, Colorado 80111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site on the Internet that contains reports, proxy statements and other information of registrants (including the Partnership and the General Partner) that file electronically with the SEC at http://www.sec.gov. After the net proceeds from the sale of the Systems, including amounts to be held in an indemnity escrow account until November 15, 1999, finally are distributed to the Partnership's limited partners of record as of the closing date of the sale of the Systems, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, most likely before the end of 1999.

                 USE OF PROCEEDS FROM THE SALE OF THE SYSTEMS

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Systems. All of the following selected financial information is based upon amounts as of June 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Systems is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Systems and the transaction is closed, the Partnership will pay all of its indebtedness, pay certain fees and expenses of the transaction, settle working capital adjustments, deposit funds into an indemnity escrow account and then the remaining sale proceeds will be distributed to the Partnership's partners of record as of the closing date of the sale of the Systems pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Systems............................. $ 86,000,000
   Add:  Cash on Hand..............................................    3,159,959
   Less: Estimated Net Closing Adjustments.........................     (121,638)
         Repayment of Debt.........................................  (21,001,821)
         Brokerage Fee.............................................   (2,150,000)
         Portion of Proceeds to be held in Indemnity Escrow........   (2,604,000)
                                                                    ------------
               Cash Available for Distribution by the Partnership.. $ 63,282,500
                                                                    ============

  Based upon financial information available at June 30, 1998, below is an estimate of all cash distributions that will have been made to limited partners after the distribution of the proceeds from the sale of the Systems is completed.

  Summary of Estimated Cash Distributions to Limited Partners:

     Return of Limited Partners' Initial Capital on the 1998
      Sale of the Partnership's Fort Myers System................ $ 52,000,000
     Limited Partners' Share of Residual Proceeds on the
      1998 Sale of the Partnership's Fort Myers System...........   41,140,800
     Limited Partners' Share of Proceeds on the 1998
      Sale of the Systems........................................   47,461,875
                                                                  ------------
     Total Estimated Cash Received by Limited Partners........... $140,602,675
                                                                  ============
     Total Cash Received per $1,000 of Limited Partnership
      Capital....................................................   $    2,702
                                                                  ============
     Total Cash Received per $500 Limited Partnership Interest...   $    1,351
                                                                  ============

  Based on financial information available at June 30, 1998, the following table presents the estimated results of the Partnership when it has completed the sale of the Systems:

   Dollar Amount Raised.......................................... $52,000,000
   Number of Cable Television Systems Purchased..................         Two
   Date of Closing of Offering...................................    May 1985
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations......................................... $      (894)
       --from recapture.......................................... $     1,703
       Capital Gain (Loss)....................................... $       893
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income....................................... $     1,702
       --return of capital....................................... $     1,000
       Source (on cash basis)
       --sales................................................... $     2,702

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 12-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of June 30, 1998, the Partnership had sold the Fort Myers System for $110,000,000 and had sold the Systems for $86,000,000. The funds available to the Partnership, adjusting for the estimated net closing adjustments of the Systems, are expected to total approximately $85,878,362. Such funds will be used to repay all indebtedness of the Partnership, pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the balance remaining will be distributed to the Partnership's partners of record as of the closing date of the sale of the Systems. As a result of the sale of the Fort Myers System in July 1998, the limited partners of the Partnership received, in August 1998, a $93,140,800 distribution, or $895 for each $500 limited partnership interest, or $1,790 for each $1,000 invested in the Partnership. As a result of the sale of the Systems, the limited partners of the Partnership will receive a $47,461,875 distribution, or $456 for each $500 limited partnership interest, or $912 for each $1,000 invested in the Partnership. Taking into account the distribution to limited partners from the sale of the Fort Myers System and the anticipated distribution to limited partners from the sale of the Systems (excluding escrowed proceeds), the General Partner expects that the Partnership's limited partners will have received a total return of $1,351 for each $500 limited partnership interest, or $2,702 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF JUNE 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 12-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1998

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
ASSETS
Cash and Cash Equivalents............... $ 3,159,959  $ 62,726,541  $65,886,500
Trade Receivables, net..................     397,560      (397,560)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net....  31,271,801   (31,271,801)         --
  Franchise costs and other intangibles,
   net..................................   1,002,632    (1,002,632)         --
                                         -----------  ------------  -----------
    Total investment in cable television
     properties.........................  32,274,433   (32,274,433)         --
Deposits, Prepaid Expenses and Deferred
 Charges................................     983,065      (983,065)         --
                                         -----------  ------------  -----------
Total Assets............................ $36,815,017  $ 29,071,483  $65,886,500
                                         ===========  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt.................................. $21,135,652  $(21,135,652) $       --
  Trade accounts payable and accrued
   liabilities..........................   1,609,393    (1,609,393)         --
  Subscriber prepayments................     154,634      (154,634)         --
  Accrued distribution to limited
   partners.............................         --     47,461,875   47,461,875
  Accrued distribution to General
   Partner..............................         --     15,820,625   15,820,625
                                         -----------  ------------  -----------
    Total Liabilities...................  22,899,679    40,382,821   63,282,500
                                         -----------  ------------  -----------
Partners' Capital:
  General Partner.......................    (308,354)      959,354      651,000
  Limited Partners......................  14,223,692   (12,270,692)   1,953,000
                                         -----------  ------------  -----------
    Total Partners' Capital.............  13,915,338   (11,311,338)   2,604,000
                                         -----------  ------------  -----------
  Total Liabilities and Partners'
   Capital.............................. $36,815,017  $ 29,071,483  $65,886,500
                                         ===========  ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 12-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                       PRO FORMA     PRO FORMA
                                        AS REPORTED   ADJUSTMENTS     BALANCE
                                        ------------  ------------  ------------
REVENUES..............................  $ 36,986,475  $(36,986,475) $        --
COSTS AND EXPENSES:
  Operating expenses..................    21,035,811   (21,035,811)          --
  Management fees and allocated over-
   head from the General Partner......     3,967,845    (3,967,845)          --
  Depreciation and amortization.......     7,152,481    (7,152,481)          --
                                        ------------  ------------  ------------
OPERATING INCOME......................     4,830,338    (4,830,338)          --
                                        ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense....................    (1,765,957)    1,765,957           --
  Other, net..........................       (20,306)       20,306           --
                                        ------------  ------------  ------------
    Total other income (expense),
     net..............................    (1,786,263)    1,786,263           --
                                        ------------  ------------  ------------
NET INCOME............................  $  3,044,075  $ (3,044,075) $        --
                                        ============  ============  ============
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST.............................  $      28.98                $        --
                                        ============                ============




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 12-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                      PRO FORMA     PRO FORMA
                                        AS REPORTED  ADJUSTMENTS     BALANCE
                                        -----------  ------------  ------------
REVENUES............................... $19,985,317  $(19,985,317) $        --
COSTS AND EXPENSES:
  Operating expenses...................  10,994,187   (10,994,187)          --
  Management fees and allocated
   overhead from the General Partner...   2,172,751    (2,172,751)          --
  Depreciation and amortization........   3,664,470    (3,664,470)          --
                                        -----------  ------------  ------------
OPERATING INCOME.......................   3,153,909    (3,153,909)          --
                                        -----------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense.....................    (819,814)      819,814           --
  Other, net...........................    (368,087)      368,087           --
                                        -----------  ------------  ------------
    Total other income (expense), net..  (1,187,901)    1,187,901           --
                                        -----------  ------------  ------------
NET INCOME............................. $ 1,966,008  $ (1,966,008) $        --
                                        ===========  ============  ============
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST.............................. $     18.71                $        --
                                        ===========                ============




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                           CABLE TV FUND 12-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Systems and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Fort Myers System for $110,000,000 and had sold the Systems for $86,000,000 as of June 30, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Partnership had sold the Fort Myers System for $110,000,000 and had sold the Systems for $86,000,000 as of January 1, 1997.

  3) The net proceeds from the sale of the Systems will be distributed 75 percent to the limited partner and 25 percent to the General Partner. The limited partners' distribution of $47,461,875 represents $456 for each $500 limited partnership interest, or $912 for each $1,000 invested in the Partnership.

  4) The estimated gain recognized from the sale of the Systems and corresponding estimated distribution to limited partners as of June 30, 1998 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $ 86,000,000
Less: Net book value of investment in cable television properties
      at June 30, 1998...........................................   (15,653,448)
      Brokerage fee to The Jones Group, Ltd......................    (2,150,000)
                                                                   ------------
Gain on sale of assets...........................................  $ 68,196,552
                                                                   ============
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $ 86,000,000
Working Capital Adjustment:
Add:  Trade receivables, net.....................................       109,948
      Prepaid expenses...........................................       743,695
Less: Accrued liabilities........................................      (912,376)
      Subscriber prepayments.....................................       (62,905)
                                                                   ------------
Adjusted cash received...........................................    85,878,362
Less: Outstanding debt to third parties..........................   (21,001,821)
      Brokerage fee..............................................    (2,150,000)
Add:  Cash on hand...............................................     3,159,959
                                                                   ------------
      Cash available from sale proceeds..........................  $ 65,886,500
                                                                   ------------
      Portion of sale proceeds to be held in indemnity escrow....    (2,604,000)
                                                                   ------------
      Cash available for distribution by the Partnership.........  $ 63,282,500
                                                                   ============
Limited partners' share (75%)....................................  $ 47,461,875
                                                                   ============
General Partner's share (25%)....................................  $ 15,820,625
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are incorporated by reference in their entirety in this proxy statement.

                         [JONES INTERCABLE, INC. LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER The undersigned Limited Partner of Cable TV Fund 12-A, Ltd., a Colorado
limited partnership, hereby votes on the sale of the Partnership's Illinois cable television systems to TCI Communications, Inc. or one of its affiliates for a sales price of $86,000,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of July 10, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                               All owners must sign exactly as
                                             name(s) appear on label.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners must sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Signature--Investor 1
                                             __________________________________
                                             Signature--Investor 2
                                             __________________________________
                                             Signature--Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                         [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 12-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Illinois cable television systems to TCI Communications, Inc. or one of its affiliates for a sales price of $86,000,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of July 10, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.